Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660

Mrs. Efrat Schwartz, President
17 HaRav Frank Street
Jerusalem 96387, Israel

Dear Mrs. Schwartz:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Baby All Corp. on Form S-1 (amendment #9) of our report on the financial statements of the Company as its registered independent auditor dated January 23, 2011, as of and for the period ended December 31, 2010. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC
Baltimore, Maryland
January 3, 2012